NORTHERN FUNDS

FORM N-SAR

File No. 811-8236

Fiscal Year Ended March 31, 2001

Exhibit Index

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

Assumption Agreement between Northern Trust Company, Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited dated May 2, 2001 is incorporated herein by reference to Exhibit (d)(17) to Post-Effective Amendment No. 37.

Addendum No. 1 to the Investment Advisory Agreement between Northern Funds and Northern Trust Investments, Inc. dated May 17, 2001 (Value Fund) is incorporated herein by reference to Exhibit (d)(15) to Post-Effective Amendment No. 36.